UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2014
Telenav, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

950 De Guigne Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) of Telenav, Inc. (the “Company”) was held on November 18, 2014.  The following proposals were submitted to a vote of the stockholders and were approved:
Proposal No. 1 - Election of Director
The stockholders elected one individual to serve as a Class II director on the Company's Board of Directors as set forth below:

	Votes	Votes	Broker
	For	Withheld	Non-Votes
Ken Xie	18,696,377	587,621	11,785,090
Proposal No. 2 - Non-binding advisory vote regarding executive compensation

The results of the voting were 18,969,524 votes for, 181,098 votes against, 133,376 abstentions, and 11,785,090 broker non-votes. The stockholders approved the 2014 compensation awarded to the Company’s named executive officers.
Proposal No. 3 - Ratification of Appointment of Independent Registered Public Audit Firm
The stockholders voted to ratify the appointment of Grant Thornton LLP as the Company's independent registered public audit firm for the fiscal year ending June 30, 2015, as set forth below:

Votes for	30,595,003
Votes Withheld	354,090
Abstentions	119,995
Broker Non-Votes	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 21, 2014	By: /s/ Loren Hillberg
Name: Loren Hillberg
Title: General Counsel and Secretary